UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 19, 2019, Aceto Corporation (“the Company”) and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Debtors have proposed to jointly administer their chapter 11 cases under the caption In re Aceto Corporation, et al. (the “Chapter 11 Cases”).

In connection with the Chapter 11 Cases, on March 7, 2019, Rising Pharmaceuticals, Inc., a wholly owned subsidiary of the Company (“Rising”), and the wholly owned subsidiaries of Rising (collectively, the “Sellers”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Shore Suven Pharma, Inc., a Delaware corporation (the “Buyer”), an affiliate of Shore Pharma Investments, LLC, a Delaware limited liability company (“Shore”), and Suven Life Sciences, Ltd., an entity organized under the laws of India (“Suven”), pursuant to which the Buyer agreed to acquire substantially all of the assets and assume certain liabilities of the Human Health segment, excluding the Nutritional Business Sub Segment, of the Company’s business (the “Pharma Business”) for gross cash proceeds of approximately $15 million plus the assumption of certain liabilities (as set forth in the Asset Purchase Agreement).

The Asset Purchase Agreement is intended to constitute a “stalking horse” bid for the Company’s Pharma Business that is subject to higher and better bids by third parties in accordance with bidding procedures to be approved by the Bankruptcy Court in the Company’s pending Chapter 11 Cases. The Asset Purchase Agreement provides for the payment of a termination fee of $672,500, and reimbursement of Buyer’s expenses up to $750,000, in the event that the Asset Purchase Agreement is replaced by a higher and better bid.

Pursuant to the Asset Purchase Agreement, the Buyer will deposit $2,690,000 into escrow as a good faith deposit. The good faith deposit will be applied to the purchase price at closing or retained by the Sellers in the event the Asset Purchase Agreement is terminated due to certain breaches of the Asset Purchase Agreement by Buyer or returned to Buyer if the Asset Purchase Agreement is terminated for other reasons.

The Sellers and the Buyer have made customary representations, warranties and covenants in the Asset Purchase Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of a number of closing conditions, including the receipt of customary regulatory approvals and the entry of a sale order by the Bankruptcy Court approving the sale as provided in the Asset Purchase Agreement and the Mutual Release described below.

Equity Commitment Letter

On March 7, 2019, in connection with the Asset Purchase Agreement, Suven, Vimal Kavuru (“Kavuru”), Casper Pharma Private Limited, an entity affiliated with Kavuru (“Casper”), and Shore (together with Suven, Kavuru and Casper, the “Investors”) entered into an Equity Commitment Letter (the “Equity Commitment Letter”) whereby the Investors agreed to contribute to the Buyer an aggregate cash amount equal to $137,250,000 (the “Contribution Amount”), subject to certain adjustments as set forth in the Equity Commitment Letter, to be used by the Buyer to fund its purchase of the Company’s Pharma Business pursuant to the Asset Purchase Agreement. The Contribution Amount may be reduced, on a dollar-for-dollar basis, in the sole discretion of the Buyer, if and only if, the Buyer does not require the full Contribution Amount for the purchase of the Company’s Pharma Business pursuant to the Asset Purchase Agreement.

Mutual Release of Claims

On March 7, 2019, the Company, Rising, Acetris Health, LLC (“Acetris”), Rising Health, LLC, a Delaware limited liability company (“Rising Health” and with the Company, Rising and Acetris, the “Parent Parties”) and Shore, Kavuru and the other parties named therein (the “Released Sellers”) entered into a Mutual Release of Claims (the “Mutual Release”) whereby, in consideration of (x) the Asset Purchase Agreement serving as a “stalking-horse” agreement in connection with the Chapter 11 Cases, (y) an $18.5 million reduction in the total Deferred Payment Amount and interest thereon due to certain of the Released Sellers pursuant to a Product Purchase Agreement between certain of the Parent Parties and certain of the Released Sellers, dated as of November 2, 2016 (as amended, the “Product Purchase Agreement”), and (z) a release from the claims against the Parent Parties as set forth in the Mutual Release, Rising, Acetris and Rising Health have agreed to fund any break-up fee and reimburse any expenses payable by the Released Sellers to the Buyer pursuant to the Asset Purchase Agreement, and the Parent Parties have irrevocably and unconditionally released each Released Seller from any and all proceedings, damages, costs, expenses, demands, debts, liabilities and obligations which any Parent Party now has or ever had against any of the Released Sellers, other than: (i) all rights and obligations of the Buyer under the Asset Purchase Agreement or any Ancillary Document (as defined in the Asset Purchase Agreement); (ii) claims arising from any criminal or administrative proceeding brought by or in the right of any governmental authority, including, without limitation, any violation, or alleged violation, of competition laws (except for the “TAA Matter” as defined in the indemnification notices sent by one or more Parent Parties pursuant to the Product Purchase Agreement, which TAA Matter is a claim that is released by the Mutual Release); and (iii) all rights under the Mutual Release.

The foregoing descriptions of the Asset Purchase Agreement, the Equity Commitment Letter and the Mutual Release are not complete and are qualified in their entirety by reference to the Asset Purchase Agreement, the Equity Commitment Letter and the Mutual Release which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of March 7, 2019, by and among Rising Pharmaceuticals, Inc., PACK Pharmaceuticals, LLC, Rising Health, LLC, Acetris Health, LLC, as sellers, Aceto Corporation, as parent, and Shore Suven Pharma, Inc., as buyer.
10.2	Equity Commitment Letter, dated as of March 7, 2019, by and between (i) Suven Life Sciences, Ltd., Vimal Kavuru, Shore Pharma Investments, LLC, and Casper Pharma Private Limited, and (ii) Shore Suven Pharma, Inc.
10.3	Mutual Release of Claims, dated as of March 7, 2019, by and between (i) Aceto Corporation, Rising Pharmaceuticals, Inc., Acetris Health, LLC, and Rising Health, LLC, and (ii) Shore Pharma LLC, Cedar Pharma LLC (f/k/a Citron Pharma LLC), Aster Pharma LLC (f/k/a Lucid Pharma LLC), Citgen Pharma Holding LLC, Gensource Pharma LLC, SS Pharma LLC, Pharma Reach LLC, Citgen Realty LLC, Sudha Kavuru, Vimal Kavuru and Subha Sri Thogarchedu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: March 8, 2019	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO